SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        July 27, 1999
                                                        ------------------------



                               UNOCAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
--------------------------------------------------------------------------------
(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
--------------------------------------------------------------------------------

(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.


         Unocal Corporation reported preliminary net earnings of $9 million, or 4 cents per share diluted, for the second quarter 1999. This compared to $105 million, or 43 cents per share diluted, for the second quarter 1998. The lower second quarter 1999 results were primarily due to lower worldwide crude oil volumes, lower agricultural products prices and higher corporate expense, including interest. This was partially offset by higher worldwide crude oil prices.

         In the second quarter of 1999, special items included an $11 million after-tax restructuring charge. The restructuring charge reflected the cost of terminating about 250 employees. In the second quarter 1998, special items included a $53 million after-tax gain on the sale of assets partially offset by environmental and litigation provisions. The adjusted after-tax earnings for the second quarter of 1999, excluding special items, were $19 million, or 8 cents per share diluted. This compared with $62 million, or 26 cents per share diluted, for the second quarter of 1998.

         For the first six months of 1999, the company reported preliminary net earnings of $16 million, or 7 cents per share diluted. This compared with net earnings of $123 million, or 50 cents per share diluted, for the first six months of 1998. The lower six months 1999 results were primarily due to lower worldwide crude oil and natural gas volumes and prices, lower agricultural products prices and higher corporate net interest expense. This was partially offset by lower domestic dry holes.

         In the first six months of 1999, special items included the $11 million after-tax restructuring charge and a $10 million after-tax loss related to the sale of assets. In the first six months of 1998, special items included the $53 million after-tax gain on the sale of assets which was offset by environmental and litigation provisions. The adjusted after-tax earnings for the first six months of 1999, excluding special items, were $39 million, or 16 cents per share diluted. This compared with $134 million, or 55 cents per share diluted, for the first six months of 1998.

         The company, at times, employs a commodity price option program that establishes a price floor, while retaining most of the benefits of higher price movements. This program is designed to protect cash flow and the capital spending program against the effects of severe commodity price deterioration. In the first quarter of 1999, the program increased the company's price realizations by more than $11 million after-tax, or 5 cents per share, while commodity prices declined. Prices recovered significantly and quickly in the second quarter. The price protection program resulted in lower realizations for crude oil and natural gas totaling about $5 million after-tax, or 2 cents per share, in the second quarter of 1999. For the full-year 1999, based on six-month actual and the NYMEX futures prices as of July 21st, the company anticipates this program will lower earnings by approximately $22 million after-tax. Most of the company's existing price protection positions close out in the fourth quarter, with no significant positions in 2000. The program results exclude activities by Northrock Resources Ltd. (Northrock).

         Total revenues for the second quarter of 1999 were $1.6 billion, compared with $1.4 billion for the second quarter of 1998. Total revenues for the first six months of 1999 were $2.8 billion, compared with $2.6 billion for the first six months of 1998.

         Capital expenditures for the second quarter of 1999 were $243 million, compared with $440 million for the second quarter of 1998. Capital expenditures for the first six months of 1999 were $468 million, compared with $766 million for the first six months of 1998. The 1999 capital expenditures excluded the acquisition of Northrock in the second quarter. The company expects that capital expenditures for the full-year will total $1.1 billion, compared with $1.7 billion for the full year 1998. If commodity prices rise as indicated by the futures market, the company will consider funding previously deferred near-term gas production projects, which could boost capital spending above the current expectation of $1.1 billion.

Total debt at the end of the second quarter of 1999 was $2.80 billion, compared with $2.56 billion at the end of 1998. Most of this increase reflected the consolidation of the company's investment in Northrock.

Forward-looking statements and estimates regarding exploration and production activities, oil and gas prices and their related earnings effects, and capital expenditures in this filing are based on assumptions concerning market, competitive, regulatory, environmental, operational and other conditions and considerations. Actual results could differ materially as a result of factors discussed in Unocal 's 1998 Annual Report on Form 10-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  July 29, 1999                        By:  /s/ JOE D. CECIL
--------------------                            -------------------------------
                                                Joe D. Cecil
                                                Vice President and Comptroller


CONSOLIDATED EARNINGS                                         UNOCAL CORPORATION
(Unaudited)
                                                                          For the Three Months      For the Six Months
                                                                             Ended June 30             Ended June 30
                                                                         ----------------------------------------------
Millions of dollars except per share amounts                                  1999        1998        1999         1998
-----------------------------------------------------------------------------------------------------------------------
Revenues
Sales and operating revenues .........................................   $   1,495   $   1,226   $   2,684    $   2,397
Interest, dividends and miscellaneous income .........................          28          51          56           62
Equity in earnings of affiliated companies ...........................          21          27          48           52
Gain/(loss) on sales of assets .......................................          11          93          (2)          93
                                                                         ----------------------------------------------
      Total revenues .................................................       1,555       1,397       2,786        2,604
Costs and other deductions
Crude oil, natural gas and product purchases .........................         838         515       1,438          931
Operating expense ....................................................         286         356         537          680
Selling, administrative and general expense ..........................          52          15          84           39
Depreciation, depletion and amortization .............................         183         199         383          380
Dry hole costs .......................................................          47          42          74           92
Exploration expense ..................................................          35          39          73           86
Interest expense .....................................................          48          42          93           83
Property and other operating taxes ...................................          14          15          27           31
Distributions on convertible preferred
   securities of subsidiary trust ....................................           8           8          16           16
Minority interests....................................................           4           2           4            5
                                                                         ----------------------------------------------
      Total costs and other deductions ...............................       1,515       1,233       2,729        2,343
                                                                         ----------------------------------------------
Earnings (loss) from operations before income taxes ..................          40         164          57          261
Income taxes .........................................................          31          59          41          138
                                                                         ----------------------------------------------
      Net earnings (loss)........................... .................   $       9   $     105   $      16    $     123
                                                                         ----------------------------------------------

Basic earnings (loss) per share of common stock (a) ..................   $    0.04   $    0.43   $    0.07    $    0.51

Diluted earnings (loss) per share of common stock (b) ................   $    0.04   $    0.43   $    0.07    $    0.50

Cash dividends declared per share of common stock ....................   $    0.20   $    0.20   $    0.40    $    0.40
-----------------------------------------------------------------------------------------------------------------------

(a)  Basic weighted average shares outstanding  (in thousands) .......     242,270     241,362     241,649      241,396
(b)  Diluted weighted average shares outstanding (in thousands) ......     244,001     242,707     242,717      242,610


CONSOLIDATED BALANCE SHEET                                    UNOCAL CORPORATION

                                                                          June 30 December 31
                                                                         --------------------
Millions of dollars                                                          1999 (a)    1998
---------------------------------------------------------------------------------------------
Assets
Current assets
   Cash and cash equivalents .........................................   $    206    $    238
   Accounts and notes receivable .....................................        841         807
   Inventories .......................................................        158         179
   Deferred income taxes .............................................         96         142
   Other current assets ..............................................         26          22
                                                                         --------------------
      Total current assets ...........................................      1,327       1,388
Investments and long-term receivables ................................      1,194       1,143
Properties (b) .......................................................      5,840       5,276
Deferred income taxes ................................................         71          23
Other assets .........................................................        140         122
                                                                         --------------------
      Total assets ...................................................   $  8,572    $  7,952
---------------------------------------------------------------------------------------------
Liabilities and Stockholders' Equity
Current liabilities
   Accounts payable ..................................................   $    738    $    709
   Taxes payable .....................................................         92         260
   Interest payable ..................................................         59          52
   Current portion of environmental liabilities ......................        140         142
   Other current liabilities .........................................        150         213
                                                                         --------------------
      Total current liabilities ......................................      1,179       1,376
Long-term debt .......................................................      2,802       2,558
Deferred income taxes ................................................        281         132
Accrued abandonment, restoration and environmental liabilities .......        598         622
Other deferred credits and liabilities ...............................        613         514
Minority interests....................................................        424          26

Company-obligated mandatorily redeemable convertible preferred
   securities of a subsidiary trust holding solely parent debentures .        522         522

Common stock ($1 par value) ..........................................        253         252
Capital in excess of par value .......................................        489         460
Unearned portion of restricted stock issued ..........................        (23)        (24)
Retained earnings ....................................................      1,878       1,959
Accumulated other comprehensive income (loss) ........................        (33)        (34)
Treasury stock - at cost  (c) ........................................       (411)       (411)
                                                                         --------------------
      Total stockholders' equity .....................................      2,153       2,202
                                                                         --------------------
         Total liabilities and stockholders' equity ..................   $  8,572    $  7,952
---------------------------------------------------------------------------------------------

(a)  Unaudited
(b)  Net of accumulated depreciation .................................   $ 10,269    $ 10,193
(c)  Number of shares (in thousands) .................................     10,623      10,623


CONSOLIDATED CASH FLOWS                                       UNOCAL CORPORATION
(Unaudited)

                                                                          For the Six Months
                                                                            Ended June 30
                                                                         --------------------
Millions of dollars                                                          1999        1998
---------------------------------------------------------------------------------------------

Cash Flows from Operating Activities
Net earnings (loss) ..................................................   $     16    $    123
Adjustments to reconcile net earnings to
   net cash provided by operating activities
      Depreciation, depletion and amortization .......................        383         380
      Dry hole costs .................................................         74          92
      Deferred income taxes ..........................................         (9)         30
      (Gain) loss on sales of assets (before-tax) ....................          2         (93)
      Other ..........................................................        (21)         28
      Working capital and other changes related to operations
         Accounts and notes receivable ...............................        (56)         61
         Inventories .................................................         21          24
         Accounts payable ............................................         (7)       (139)
         Taxes payable ...............................................       (168)        (37)
         Other .......................................................        (61)        (72)
                                                                         --------------------
            Net cash provided by (used in) operating activities ......        174         397

Cash Flows from Investing Activities
   Capital expenditures (includes dry hole costs) ....................       (468)       (766)
   Acquisition of Northrock Resources Ltd., net of $34MM cash acquired       (150)         --
   Proceeds from sales of assets .....................................        154          34
                                                                         --------------------
            Net cash provided by (used in) investing activities ......       (464)       (732)

Cash Flows from Financing Activities
   Long-term borrowings ..............................................        798         657
   Reduction of long-term debt .......................................       (705)       (316)
   Dividends paid on common stock ....................................        (97)        (97)
   Repurchases of common stock .......................................         --         (48)
   Minority interests.................................................        242          (7)
   Other .............................................................         20           1
                                                                         --------------------
         Net cash provided by (used in) financing activities .........        258         190

Increase (decrease) in cash and cash equivalents .....................        (32)       (145)
Cash and cash equivalents at beginning of year .......................        238         338
---------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period ...........................   $    206    $    193
---------------------------------------------------------------------------------------------


CONSOLIDATED RESULTS                                          UNOCAL CORPORATION
(Unaudited)
                                                                         For the Three Months      For the Six Months
                                                                             Ended June 30           Ended June 30
                                                                         --------------------------------------------
Millions of dollars except per share amounts                                 1999        1998        1999        1998
---------------------------------------------------------------------------------------------------------------------
Reported after-tax earnings ..........................................   $      9    $    105    $     16    $    123
Special items ........................................................        (10)         43         (23)        (11)
                                                                         --------------------------------------------
Adjusted after-tax earnings ..........................................   $     19    $     62    $     39    $    134
Diluted reported earnings per share ..................................   $   0.04    $   0.43    $   0.07    $   0.50
Diluted adjusted earnings per share ..................................   $   0.08    $   0.26    $   0.16    $   0.55
---------------------------------------------------------------------------------------------------------------------

ADJUSTED EARNINGS BY BUSINESS SEGMENT
(After-tax)(Unaudited)

                                                                         For the Three Months     For the Six Months
                                                                             Ended June 30           Ended June 30
                                                                         --------------------------------------------
Millions of dollars                                                          1999        1998        1999        1998
---------------------------------------------------------------------------------------------------------------------
Exploration & Production
   United States
      Spirit Energy 76 (a) ...........................................   $      6    $     15    $      7    $     24
      Alaska .........................................................          6           1           8          13
   International
      Far East .......................................................         39          58          87         100
      Other ..........................................................          1         (15)        (14)        (23)
Global Trade
      Global Trade ...................................................         --           4           2          10
      Pipelines ......................................................         16          15          33          30
Geothermal and Power Operations ......................................         14          14          25          28
Diversified Business Group
   Agricultural  Products ............................................          3          12           6          21
   Carbon & Minerals (a) .............................................          7           8          16          22
Corporate and Unallocated
   New Ventures ......................................................         (4)         (5)         (5)        (12)
   Administrative & General ..........................................        (21)        (16)        (42)        (34)
   Interest Expense - Net ............................................        (34)        (24)        (65)        (50)
   Environmental & Litigation ........................................         (4)         (3)         (6)         (4)
   Other .............................................................        (10)         (2)        (13)          9
                                                                         --------------------------------------------
Total adjusted after-tax earnings ....................................   $     19    $     62    $     39    $    134
---------------------------------------------------------------------------------------------------------------------

(a) Includes minority interests income/ (expense) of:
          Spirit Energy 76 ...........................................   $     (2)   $     --    $     (2)   $     (1)
          Carbon & Minerals ..........................................         --          (1)         --          (2)



OPERATING HIGHLIGHTS                                          UNOCAL CORPORATION
(Unaudited)
                                                                                    For the Three Months  For the Six Months
                                                                                             Ended June Ended June 30
                                                                                    ----------------------------------------
                                                                                         1999      1998      1999       1998
----------------------------------------------------------------------------------------------------------------------------
United States Net Daily Production
Crude oil (thousand barrels daily)
   Spirit Energy 76 ............................................................           40        44        40         44
   Alaska ......................................................................           28        29        28         30
Natural gas - wet basis (million cubic feet daily)
   Spirit Energy 76 ............................................................          764       795       772        784
   Alaska ......................................................................          131       121       137        130
United States Average Sales Prices (a)
Crude oil (per barrel)
   Spirit Energy 76 ............................................................    $   14.98  $  13.04  $  13.15   $  13.50
   Alaska ......................................................................    $   12.02  $   8.83  $  10.01   $   9.84
Natural gas (per mcf)
   Spirit Energy 76 ............................................................    $    2.05  $   2.15  $   2.01   $   2.15
   Alaska ......................................................................    $    1.20  $   1.48  $   1.20   $   1.47
----------------------------------------------------------------------------------------------------------------------------
International Net Daily Production (b)
Crude oil (thousand barrels daily)
   Far East ....................................................................           72        79        71         84
   Other (c) ...................................................................           35        33        33         32
Natural gas (million cubic feet daily)
   Far East ....................................................................          873       864       860        863
   Other (c) ...................................................................           88        67        64         60
International Average Sales Prices (a)
Crude oil (per barrel)
   Far East ....................................................................    $   14.76  $  12.85  $  12.59   $  13.42
   Other .......................................................................    $   13.41  $  10.31  $  12.19   $  11.34
Natural gas (per mcf)
   Far East ....................................................................    $    2.03  $   2.04  $   1.95   $   2.03
   Other .......................................................................    $    1.90  $   2.46  $   1.86   $   2.24
----------------------------------------------------------------------------------------------------------------------------

Worldwide Net Daily Production (b)(c)
Crude oil (thousand barrels daily) .............................................          175       185       172        190
Natural gas (per mcf) ..........................................................        1,856     1,847     1,833      1,837
Worldwide Average Sales Prices (a)
Crude oil (per barrel) .........................................................    $   13.99  $  11.80  $  12.16   $  12.49
Natural gas (per mcf) ..........................................................    $    1.97  $   2.05  $   1.92   $   2.05
----------------------------------------------------------------------------------------------------------------------------

(a) Realized prices include hedging gains and losses, but exclude other Global Trade margins

(b) Production includes certain host countries' shares of:             Crude oil           26         7        19         13
                                                                     Natural gas           94        39        84         45

(c) Production includes 100% of Northrock Resources Ltd. in Canada of: Crude oil            5        --         2         --
                                                                     Natural gas           59        --        30         --